Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

DIGITALBRIDGE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, $0.04 par value per share	Other	3,198,590 (2)	$11.005(3)	$35,200,482.95	0.0001102	$3,879.10
	Total Offering Amounts					$35,200,482.95		$3,879.10
	Total Fees Previously Paid							⸻
	Total Fee Offsets							$3,667.08
	Net Fee Due							$212.02

Table 2. Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	DigitalBridge Group, Inc.	424(b)(3)	333-235886	January 10, 2020		$3,667.08(4)	Equity	Class A Common Stock, $0.04 par value per share	2,000,000	$31,640,000
Fee Offset Sources	DigitalBridge Group, Inc.	424(b)(3)	333-215506		January 11, 2017						$3,667.08

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of DigitalBridge Group, Inc. (the “Company”) that become issuable under the DigitalBridge Group, Inc. 2014 Omnibus Stock Incentive Plan, as amended and restated on August 22, 2022 (the “2014 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Company’s outstanding shares of common stock.
(2)	Represents 3,198,590 additional shares of Class A common stock available for issuance as a result of the annual increase in the 2014 Plan capacity for 2023 pursuant to the 2014 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Class A common stock of the Company as reported on the New York Stock Exchange on March 28, 2023, which was $11.005 per share.
(4)	On January 11, 2017, the Company filed a prospectus supplement dated January 10, 2017 (the “2017 Prospectus Supplement”) to its automatic shelf registration statement on Form S-3 (File No. 333-215506), registering 2,000,000 shares of Class A common stock, for which a filing fee of $3,667.08 was paid based on the fee rate then in effect. On January 10, 2020, the Company filed a prospectus supplement dated January 10, 2020 (the “2020 Prospectus Supplement” and together with the 2017 Prospectus Supplement, the “Prior Prospectus Supplements”) to its automatic shelf registration statement on Form S-3 (No. 333-235886), which covered the 2,000,000 shares of Class A common stock previously registered pursuant to the 2017 Prospectus Supplement that remained unsold in accordance with Rule 415(a)(6) under the Securities Act. All such shares remain unsold and, pursuant to Rule 457(p) under the Securities Act, the Company is applying all $3,667.08 of the registration fee previously paid in connection with the unsold securities toward the payment of the registration fee for the shares of Class A common stock registered hereunder. As a result of such offset, the Company is paying $212.02 herewith. The Company has terminated the offerings that included the unsold securities under the Prior Prospectus Supplements.